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                                                                  EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of Casino America, Inc. of our report dated June 3, 1996, with respect to the consolidated financial statements of Casino America, Inc., and our report dated May 22, 1996, with respect to the financial statements of Louisiana Riverboat Gaming Partnership, both of which are included in Casino America, Inc.'s Annual Report (Form 10-K) for the year ended April 30, 1996:

     . Form S-3 No. 33-70294 (for the registration of up to 582,960 shares of common stock);

     . Post-Effective Amendment No. 1 to Form S-8 No. 33-61752 (the 1992 Stock Option Plan, as amended);

     . Form S-8 No. 33-80918 (the 1993 Stock Option Plan; the Director's Option Plan; and the Stock Bonus Plan);

     . Form S-8 No. 33-86940 (the Employee Stock Purchase Plan; the 1993 Stock Option Plan; the Consulting Agreement, dated October 1, 1993, with Theodore E. Deutch; the Consulting Agreement, dated October 1, 1993, with Scott Crawford; and the Consulting Agreement, dated November 10, 1994, with Becker & Poliakoff, P.A.);

     .  Form S-8 No. 33-93088 (the Retirement Trust and Savings Plan); and

     . Form S-3 No. 333-2610 (for the registration of 4,296,085 shares of common stock issuable upon the exercise of rights).



                                                             ERNST & YOUNG LLP


Chicago, Illinois
July 29, 1996